UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2022

Granite Point Mortgage Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bryant Park, Suite 2400A
New York,	NY	10036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (212) 364-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	GPMT	NYSE
7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	GPMTPrA	NYSE
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Morgan Stanley Repurchase Facility Amendment

On March 22, 2022, GP Commercial MS LLC, a wholly-owned subsidiary of Granite Point Mortgage Trust Inc. (the “Company”), entered into an amendment (the “Morgan Stanley MRA Amendment”) to that certain previously disclosed Master Repurchase and Securities Contract Agreement, dated as of February 18, 2016, with Morgan Stanley Bank, N.A. (“Morgan Stanley”). The Morgan Stanley MRA Amendment, among other things, further updates the facility’s benchmark rate transition mechanics.

The foregoing description of the Morgan Stanley MRA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Morgan Stanley MRA Amendment which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Amendments to Guaranties

Previously, certain indirect subsidiaries of the Company entered into master repurchase agreements, as the same have been or may be further amended, modified and/or restated from time to time, with each of Morgan Stanley, Goldman Sachs Bank USA (“Goldman Sachs”), Citibank, N.A. and Wells Fargo Bank, National Association (“Wells Fargo”), and a term facility with Goldman Sachs serving as Class A lender and Wells Fargo serving as note administrator, paying agent, calculation agent, transfer agent, note registrar, trustee, custodian, collateral agent and loan agent (the “Term Facility”). In connection with each repurchase agreement and the Term Facility, the Company entered into a limited guaranty pursuant to which the Company guarantees certain payment and performance obligations of the Company’s subsidiaries serving as counterparties under the applicable facility.

On March 22, 2022, and March 23, 2022, the Company entered into amendments to the limited guaranties to, among other things, amend the definition of “Interest Expense” and, with respect of the limited guaranty for the Term Facility only, to exclude the impact of CECL reserves under Accounting Standards Update 2016-13 from the calculation of financial covenants, consistent with the Company’s other limited guaranties.

As amended, the obligations of the Company under each limited guaranty continue, and all terms, covenants and provisions of each limited guaranty are ratified and confirmed and remain in full force and effect.

The foregoing description of the guaranties does not purport to be complete and is qualified in its entirety by reference to the full text of the guaranties which are filed herewith as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Tenth Amendment to Master Repurchase and Securities Contract Agreement, dated as March 22, 2022, by and between Morgan Stanley Bank, N.A., and GP Commercial MS LLC.
10.2	Third Amendment to Guaranty, dated as of March 22, 2022, by and between Granite Point Mortgage Trust Inc. and Morgan Stanley Bank, N.A.
10.3	Third Amendment to Guarantee Agreement, dated as of March 22, 2022, by and between Granite Point Mortgage Trust Inc. and Goldman Sachs Bank USA.
10.4	Third Amendment to Guaranty, dated as of March 22, 2022, by and between Granite Point Mortgage Trust Inc. and Citibank, N.A.
10.5	Third Amendment to Guarantee Agreement, dated as of March 23, 2022, by and between Granite Point Mortgage Trust Inc. and Wells Fargo Bank, National Association.
10.6	First Amendment to Guaranty, dated as of March 22, 2022, by and between Goldman Sachs Bank USA and Granite Point Mortgage Trust Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE POINT MORTGAGE TRUST INC.

	By:	/s/ MICHAEL J. KARBER
Michael J. Karber
General Counsel and Secretary

Date: March 24, 2022